                                                                   EXHIBIT 10.23

                             EMPLOYMENT AGREEMENT

                                    between

                              PIMCO ADVISERS L.P.

                                      and

                                John O. Leasure

                             EMPLOYMENT AGREEMENT
                             --------------------

        This Employment Agreement (the "Agreement") is entered into as of ________ __, 1994, and by between PIMCO ADVISERS L.P. (formerly Thomson Advisory Group L.P., a Delaware limited partnership ("Employer"), and John O. Leasure ("Employee").

                               R E C I T A L S
                               ---------------
        WHEREAS, Thomson Advisory Group L.P., a Delaware limited partnership ("TAG LP"), Thomson Advisory Group Inc,. a Delaware corporation ("TAG Inc."), stockholders of TAG Inc., PIMCO Partners, G.P., a California general partnership ("PIMCO GP"), Pacific Financial Asset Management Company, a California corporation ("PFAMCO"), certain subsidiaries of PFAMCO and certain individuals associated with the respective businesses of TAG LP, Pacific Investment Management Company, a California corporation ("PIMCO Inc.") and PFAMCO are parties to that certain Agreement and Plan of Consolidation for PIMCO Advisors L.P. effective as of October 31, 1994 (the "Consolidation Agreement"), providing for the consolidation of the investment management and advisory business of TAG LP with the investment management and advisory business of PFAMCO and PIMCO Inc. in the manner described therein (the "Consolidation").

        WHEREAS, Employer has acquired its business in connection with and pursuant to the Consolidation.

        WHEREAS,Employer has proposed to appoint Employee its Senior Vice President.

        WHEREAS, Employer and Employee desire to assure that Employee will perform services for Employer for a period of time from and after the Consolidation, subject to the consummation thereof, with such employment to be governed by the terms and provisions of this Agreement commencing as of the effective date of this Agreement as specified in Section 9 hereof (the
                                                 ---------
"Effective Date").


                               A G R E E M E N T
                               -----------------

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1.      Definitions.
                -----------

        The following definitions shall be applicable to the terms set forth below as used in this Agreement:

        "Affiliate" - means, with respect to any person or entity (herein the
         ---------
the "first party"), any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote 50% or more of the outstanding voting securities of such person or entity, or (b) otherwise direct the management policies of such person or entity, by contract or otherwise.

        "Constructive Termination" - shall have the meaning provided for it in
         ------------------------
Employer's Amended Unit Option Plan as effective on the date of the Consolidation.

        "Employer Managed Funds" - means as of any date of reference, those
         ----------------------
funds or investments with respect to which the Employer or any Affiliate is performing any investment management services.

        "Equity Board" - means the Equity Board of PIMCO Advisors L.P. as it may
         ------------
from time to time be constituted under the PIMCO Advisors Partnership Agreement.

        "For Cause" - shall mean for (i) acts of fraud or dishonesty against the
         ---------
Employer or any of its Affiliates or affecting adversely any of their properties or businesses; (ii) commission of any act which, in the reasonable opinion of the Employer's outside legal counsel, will lead to the suspension or barring of the Employee, by any regulatory body having jurisdiction over an area of activity which constitutes a significant portion of the Employee's activities, from the performance of his duties to the Employer or any of its Affiliates;
(iii) permanent suspension of the Employee, by any regulatory body having jurisdiction over an area of activity which constitutes a significant portion of the Employee's activities, from the performance of his duties to the Employer or any of its Affiliates as a result of acts taken by Employee; and (iv) the Employee's having been convicted of, or having engaged in any criminal activity which, in the reasonable opinion of the Employer, adversely affects the reputation of the Employer or any of its Affiliates or the Employee's ability to perform the services required under this Agreement.

        "Involuntary Termination" - means any termination of Employee's
         -----------------------
employment which is not a Voluntary Termination or a termination of Employee's employment by Employer For Cause, and includes any Constructive Termination prior to January 1, 1999 and any termination as a result of a Notice of Non-Extension given by the Employer pursuant to Section 8(c), but does not include any Constructive Termination after December 31, 1998 or any termination by death or incapacity pursuant to Section 5(a).

        "Operating Board" - means the Operating Board of PIMCO Advisors L.P as
         ---------------
it may from time to time be constituted under the PIMCO Advisors Partnership Agreement.

        "Prohibited Competition Activity" - means any of the following
         -------------------------------
activities:

                (a) Directly or indirectly, for or on behalf of any person, firm, corporation or other entity other than the Employer or any Employer Affiliate, (i) diverting or taking away any Employer Managed Funds, or (ii) soliciting any person or entity for the purpose of diverting or taking away any such Employer Managed Funds.

                (b) Directly or indirectly, for or on behalf of any person, firm, corporation or other entity other than the Employer or any Employer Affiliate, performing any Prohibited Distribution Services.

        For purposes of this definition of Prohibited
Competition Activity, the Employee shall be deemed to be indirectly engaged in any activity described in clause (a) or (b) above if such activity is carried out or effected by or through another party that is acting at the direction of, or in conjunction with, the Employee.

        "Prohibited Distribution Services" - means any services on behalf of or
         ----------------------------------
in support of the principal underwriter of shares of one or more entities registered under the Investment Company Act of 1940 (or any successor statute); provided, however, that this shall not include services performed for or in support of a registered broker/dealer distributing shares of such an entity where there is (i) no investment adviser, (ii) the adviser is unaffiliated with the broker/dealer, or (iii) the broker/dealer is distributing such shares directly to its own brokerage customers, and the broker/dealer is engaged in the distribution of securities generally.

        "Voluntary Termination" - means a termination of employment by reason of
        ----------------------
Employee's voluntary resignation or any voluntary termination of employment by Employee and includes any termination as a result of a Notice of Non-Extension given by the Employee pursuant to Section 8(c), but does not include any action by Employee as a result of a Constructive Termination prior to January 1, 1999.

        2.  Employment of Employee.
            -----------------------

        Subject to the terms and provisions of this Agreement, Employer agrees to employ Employee as Senior Vice President of PIMCO ADVISORS L.P. and as President of PADCO (PIMCO Advisors Distribution Company) and Employee agrees to be employed as a Senior Vice President of PIMCO ADVISORS L.P. and as President of PADCO, with such employment to commence effective as of the Effective Date. Employee agrees to serve Employer faithfully and to the best of his ability in such capacity, or in such other capacity as Employee and Employer shall agree upon from time to time. Employee shall devote such time and attention to the business of Employer during the term of this Agreement as Employer in its discretion shall deem appropriate and commensurate with Employee's duties and responsibilities with Employer and which is reasonable and proper under general rules of business conduct. Employee shall not, during the term of this Agreement, directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, to an extent that such services interfere with or detract from the quality of Employee's performance of his duties and obligations on behalf of Employer.

        3.      Compensation.
                -------------

                (a) As compensation for Employee's performance of his services under this Agreement, Employer shall pay Employee an annual base salary of not less than Two Hundred Seventy-Five Thousand Dollars ($275,000) ("Base Salary"). Such compensation shall be prorated for a partial year based on the period worked for Employer during such year, and shall be payable in accordance with Employer's customary employee payroll practices, including but not limited to all customary withholding practices.

                (b) As additional compensation ("Bonus Compensation") for Employee's performance of services under this Agreement, Employee shall be entitled an annual bonus which shall not be less than 50% of Employee's Base Salary ("Minimum Bonus Compensation") and is expected to be within a range of 50% to 150% subject to increase above such amount in the event of extraordinary performance.

        4.      Benefit Arrangements.
               ---------------------


                (a) Employee shall be entitled to participate in all health, welfare, insurance, pension and other similar employee benefit plans and programs of Employer which are open to participation by employees holding employment positions comparable to Employee's position; provided, however, that such participation by Employee shall in all cases be subject to the terms and provisions of such employee plan or program and also to applicable federal, state or other governmental laws and regulations.

                (b) Employer shall promptly reimburse Employee for all reasonable business expenses incurred by Employee (in connection with the business of Employer and its affiliates) during the term of this Agreement in accordance with practices as in effect from time to time.

                (c) During the term of this Agreement, Employee shall receive paid vacations in accordance with Employer's practices as in effect from time to time.

                (d) Except as provided in Section 4(a), compliance with the
                                          ------------
foregoing subsections shall in no way create or be deemed to create any obligation, express or implied, on the part of Employer or any affiliate of Employer with respect to the continuation of any benefit or other plan or arrangement maintained at or prior to the date hereof or the creation and maintenance of any particular benefit or other plan or arrangement at any time after the date hereof.

        5.      Termination of Employment Prior to Stated Termination Date.

        The parties hereby expressly agree that Employee's employment by Employer may terminate or be terminated by either party at any time prior to the Scheduled Termination Date (as such term is defined in Section 8(c)) as provided below. Except as otherwise expressly set forth herein, Employee shall not be entitled to any severance pay, relocation benefits or other severance benefits upon termination of his employment with Employer. Upon any termination prior to the Scheduled Termination Date the rights of the parties shall be as follows:

                  (a) Death and Permanent Incapacity. Upon the death of Employee
                      ------------------------------
or the permanent incapacity of Employee continuing for a period of more than 180 days, Employee's employment by Employer hereunder shall terminate. Upon any such termination, all rights and obligations of the parties hereunder shall terminate, other than: (i) any obligation of Employer with respect to earned but unpaid Base Salary pursuant to Section 3(a) hereof, (ii) any Bonus Compensation
                               ------------
owed to Employee pursuant to Section 3(b) hereof, and (iii) any reimbursement
                             ------------
amounts owed to Employee and any other amounts owed to Employee under any benefit plan (including amounts under any disability plan). Employer shall pay Employee his Base Salary and Minimum Bonus Compensation pursuant to Section 3
                                                                    ---------
hereof and shall provide Employee with all his benefits as set forth in
Section 4 hereof for a period of one year from the date of termination of
---------
Employee's employment pursuant to this Section 5(a). As used herein, the term
                                       ------------
permanent incapacity means the inability of Employee, by reason of injury, illness or other similar cause to perform a major part of his or her duties and responsibilities in connection with the conduct of the business and affairs of Employer and its Affiliates.

                  (b)  Voluntary Termination and Termination "For Cause." In the
                       ------------------------------------------------
event of (i) a termination of Employee's employment by reason of a Voluntary Termination or (ii) in the event of Employee's termination by Employer For Cause, then (A) all obligations of Employer under any Section of this Agreement shall terminate as of the date of such termination, and (B) all obligations of Employee under Sections 6 and 7 hereof shall continue unaffected by the
               ----------------
termination of Employee's employment in accordance with the terms thereof.

                  (c)  Involuntary Termination and Default by Employer. In the
                       -----------------------------------------------
event of the Involuntary Termination of Employee's employment by Employer, then
(i) Employer shall continue to pay Employee his Base Salary and Minimum Bonus Compensation for the longer of one year from such termination date or through the then Scheduled Termination Date and during such period shall continue in effect Employee's participation in such benefit plans as were in effect at the time of such termination unless and until the same are replaced on substantially equivalent or superior terms, (ii) all obligations of Employee under this Agreement other than Section 6(a) and Section 7 shall terminate; provided,
                     -----------      ---------
however, that in the event that Employee engages in any Prohibited Distribution Services or engages in any of the activities prohibited by Section 6(c) hereof,
                                                           -------
then Employer's obligations under clause (i) above shall terminate, and (iii) all of the Employee's Class I and II options to purchase Class A Units and no less than sixty percent (60%) of the Employee's options to purchase Class B Units under the Employee's Unit Option Plan granted prior to the effective date of this Agreement shall be fully vested. After any material default by Employer in the performance of any of its obligations hereunder (including any action which would constitute a Constructive Termination), Employee shall have the right to terminate his or her employment hereunder for a period of two months thereafter, and such a termination shall be deemed an Involuntary Termination by Employer. Notwithstanding the foregoing, Employer shall not be deemed to have committed a material default hereunder unless and until
(x) Employee gives written notice to Employer of Employee's belief that Employer has committed such a default, and (y) Employer fails, within 30 days after the effective date of such notice (determined as provided in Section 9 hereof), to
                                                         ---------
cure such default.  Payment of the amount specified in this Section 5(c) is
                                                            ------------
agreed by the parties hereto to be in full satisfaction and compromise of any claims arising out of any termination of Employee's employment pursuant to this
Section 5(c).
------------

        6.  Confidential Information: Prohibited Competition.
            ------------------------------------------------

            (a) Employee agrees and acknowledges that any and all presently existing mutual fund distribution business of Employer and its Affiliates and all business developed by Employer and its Affiliates or any other employee of Employer and its Affiliates, or carried on by Employee for Employer and all trade names, service marks and logos under which Employer and its affiliates do business, are and shall be the exclusive property of Employer or such Affiliate, as applicable, for its or their sole use. Employee acknowledges that, in the course of performing services hereunder and otherwise, including for Employer's predecessor, Employee has had and will from time to time have access to confidential records, data, client and contract lists, trade secrets, formulae, computer programs and software, manuals and documentation, algorithms, and similar and other confidential information owned or used in the course of business by Employer or its Affiliates. Employee agrees always to keep secret and not ever (during the terms of this Agreement or thereafter) publish, divulge, furnish, use or make accessible to anyone (otherwise than in the regular business of Employer or any Affiliate thereof or otherwise at the Employer's request and with the consent of the Operating Board) any knowledge or information of a confidential or proprietary nature with respect to any trade secrets, proprietary plans, clients, client requirements, service providers, business operations or techniques of Employer or any Affiliate thereof. Upon termination of Employee's services to Employer for any reason, all data, memoranda, client lists, notes, programs and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in Employee's possession or control, shall be returned to Employer and remain in its possession (except where the return of such items shall be unreasonable or impractical in relation to the importance or confidentiality of such items).

                (b) By execution of this Agreement, Employee hereby covenants that during the term of his employment with Employer, and for one year thereafter, he will not engage directly or indirectly in any Prohibited Competition Activity.

                (c) Upon any termination of Employee's employment, until the later of (i) the then Scheduled Termination Date or (ii) one year after the effective date of such termination, Employee will not, without the consent of the Operating Board, directly or indirectly, whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or any firm, corporation or other business organization other than Employer:

                        (A)  provide Prohibited Distribution Services;

                        (B) directly or indirectly, for or on behalf of any person, firm, corporation or other entity (i) divert or take away any Employer Managed Funds or (ii) solicit any person or entity for the purpose of diverting or taking away any such Employer Managed Funds; or


                        (C) solicit or induce any professional employee or former professional employee of Employer to terminate his or her employment or work in any enterprise involving Prohibited Distribution Services with any professional employee or former professional employee of Employer who was employed by Employer at any time during the six months immediately preceding the termination of Employee's employment.

Notwithstanding the provisions of this Section 6(c), Employee may make passive
                                       ------------
investments in a competitive enterprise the shares of which are publicly traded provided his holding therein, together with any holdings of his Affiliates, do not exceed 1% of the outstanding shares or comparable interests in such entity.

                (d) As of the date of this Agreement, Employee is not performing any consulting or other duties for, and is not a party to any similar agreement with, any business or venture competing with the Employer or any of its affiliates.

                (e) If Employer gives a Notice of Non-Extension pursuant to
 Section 8(c) hereof, Employer will continue to pay Employee his or her Base
 -----------
Salary and Minimum Bonus Compensation and will continue his or her benefits pursuant to Section 4 hereof, until the earlier of one year from the then
            --------
Scheduled Termination Date (as such term is defined in Section 8 hereof) or the
                                                      ---------
date on which Employee engages in any activity prohibited by subsections (b) or
(c) above.
        7.  Notices.
            --------

        All notices, requests or other communications (hereinafter collectively referred to as "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing (including telecopy) and, unless otherwise expressly provided herein, shall be delivered
(a) by hand during normal business hours, (b) by Federal Express, United Parcel Service or other reputable overnight commercial delivery service (collectively "overnight courier"),(c) by registered or certified mail (return receipt requested)or (d) by telecopy, addressed as follows:

To Employer at:              PIMCO Advisers Group, L.P.
                             2187 Atlantic Street
                             Stamford, Connecticut 06902

To Employee at:              John O.Leasure

                        [address]

        Any such notice shall be effective for purposes of determining compliance with the time requirements herein (unless otherwise specifically provided herein) (a) at the time of personal delivery, if delivered by hand, (b) at the time accepted for overnight delivery by the overnight courier, if delivered by overnight courier, (c) at the time of deposit in the United States mail, postage fully prepaid, if delivered by registered or certified mail, or
(d) at the time of confirmation of receipt, if delivered by telecopy. Either party may change its address for purposes of Notices hereunder pursuant to a Notice, given as provided herein, advising the other party of such change.

        8. Effective Date/Term of Agreement.

                (a) Employee and Employer agree that the employment relationship between Employee and Employer shall be governed in all respects by the terms and provisions of this Agreement effective as of the date of the Closing of the transactions contemplated by the Consolidation Agreement. If for any reason such Closing shall not occur and Employer does not acquire the assets related to the PIMCO Investment Management Business as contemplated in the Consolidation Agreement, this Agreement and all of its terms and conditions shall be null and void and of no effect whatsoever.

                (b) The term of this Agreement shall end on the earlier of the following dates (the "Contract Termination Date"):

                        (i) The Scheduled Termination Date as defined in
Section 8(c) hereof; or
------------
                        (ii) The effective date of Employee's termination of employment with Employer as provided in Section 5 hereof, if earlier.
                                        ---------

                (c) As used in this Agreement, the initial "Scheduled Termination Date" shall be December 31, 1996; provided, however, that the Scheduled Termination Date automatically shall be changed on the Initial Scheduled Terminate Date (thus extending the term of this Agreement) to a date which is exactly two years after the Scheduled Termination Date then in effect (and after such a change, such date thereafter be the then "Scheduled Termination Date") unless at least one of the parties gives notice (the
"Notice of Non-Extension") to the other party that the Scheduled Termination Date shall not be so postponed; and provided further, that the Scheduled Termination Date automatically shall be postponed pursuant to the preceding clause for successive two year periods until a Notice of Non-Extension is given by at least one of the parties. Any Notice of Non-Extension must be given in writing at least six months prior to the Scheduled Termination Date to which the Notice of Non-Extension applies. Upon any such non-renewal, the parties shall be subject to Section 6 to the extent provided therein.
           ---------

                (d) Notwithstanding that this Agreement shall terminate on the Contract Termination Date, such termination shall not have the effect of terminating those obligations of any Party which, pursuant to the terms of this Agreement, are contemplated as remaining in-effect to a date, or throughout a period which ends, after the Contract Termination Date.

        9.   Governing Law.
             --------------

        This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Connecticut applicable to Agreements made and to be performed only within the State of Connecticut without regard to its conflict of laws.

        10.  Entire Agreement.
             ----------------

        The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced into any judicial proceeding, if any, involving this Agreement, except for written modification's as provided under Section 11 of this Agreement. Except as set forth herein, the parties
      ----------
agree that there are no collateral agreements of any kind concerning Employee's employment with Employer. This Agreement supersedes all prior understandings and agreements between the parties relating to the subject matter hereof.

        11.  Modifications and Amendments.
             -----------------------------

        This Agreement may not be modified, amended, changed or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by both parties.

        12.  Successors and Assigns.
             ----------------------

        This Agreement and the provisions hereof shall be binding upon each of the parties, their successors, and assigns.

        13.  Assignment.
             ----------

        This Agreement and the rights, duties and obligations hereunder may not be assigned (which term shall mean only the actual assignment of this Agreement by either party without the prior written consent of the other party.

        14.  Third Party Rights.
             -------------------
        The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

        15.  Non-Waiver of Rights
             --------------------

        The failure or delay of either party in the exercise of any right given to such party hereunder shall not constitute a waiver of rights unless the time specified herein for exercise of such rights has expired,nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right.

        16.  Specified Performance; Severability.
             ------------------------------------

        It is specifically understood and agreed that any breach of the provisions of this Agreement will result in irreparable injury, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy they may have, the parties hereto shall be entitled to enforce the specific performance of this Agreement by and to seek both temporary and permanent injunctive relief without the necessity of proving actual damages. In case any of the provisions contained in this Agreement shall for any reason be held or be invalid, illegal or unenforceable in any respect, any such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Agreement.

        17.  Pronouns and Plurals.
             ---------------------

        Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

        18.  Counterparts.
             -------------

        This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as provided hereinabove.


                                        "EMPLOYER"

                                        /s/ William Cvengros
                                        -------------------------------
                                        Chief Executive Officer

                                       "EMPLOYEE"

                                        /s/ John O. Leasure
                                       -----------------------------


                                       -----------------------------